UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Simon Property Group, Inc.) Delaware (Simon Property Group, L.P.)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Washington Street Indianapolis, Indiana 46204
(Address of principal executive offices)

(317) 636-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbols	Name of each exchange on which registered

Simon Property Group, Inc.	Common stock, $0.0001 par value	SPG	New York Stock Exchange
Simon Property Group, Inc.	8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Simon Property Group, Inc.:	Emerging growth company ☐

Simon Property Group, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Simon Property Group, Inc.:  ☐

Simon Property Group, L.P.:  ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 19, 2024, Simon Property Group, L.P. (the “Company”) amended and extended its $3.5 billion senior unsecured multi-currency supplemental revolving credit facility (the “Supplemental Facility”). The Supplemental Facility’s initial borrowing capacity of $3.5 billion may be increased to $4.5 billion during its term. The initial maturity date of the Supplemental Facility was extended to January 31, 2029 from January 31, 2026. The initial maturity date can be extended for an additional year to January 31, 2030 at the Company’s sole option, subject to the Company’s continued compliance with the terms thereof.

Borrowings under the Supplemental Facility bear interest, at the Company’s election, at either (i) (x) for Term Benchmark Loans, the Adjusted Term SOFR Rate, the applicable Local Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate, or the Adjusted TIBOR Rate, (y) for RFR Loans, if denominated in Sterling, SONIA plus a benchmark adjustment, if denominated in Dollars, Daily Simple SOFR plus a benchmark adjustment, and if denominated in Canadian Dollars, Daily Simple CORRA plus a benchmark adjustment or (z) for Daily SOFR Loans, the Adjusted Floating Overnight Daily SOFR Rate, in each case of clauses (x) through (z) above, plus a margin determined by the Company’s corporate credit rating of between 0.650% and 1.400% or (ii) for loans denominated in U.S. Dollars only, the base rate (which rate is equal to the greatest of the prime rate, the NYFRB Rate plus 0.500% or Adjusted Term SOFR Rate for one month plus 1.000%) (the “Base Rate”), plus a margin determined by the Company’s corporate credit rating of between 0.000% and 0.400%. The Supplemental Facility includes a facility fee determined by the Company’s corporate credit rating of between 0.100% and 0.300% on the aggregate revolving commitments under the Supplemental Facility.

The Supplemental Facility provides for borrowings denominated in U.S. Dollars, Euro, Yen, Sterling, Canadian Dollars and Australian Dollars.

The Supplemental Facility provides for borrowings for general corporate purposes.

The Supplemental Facility contains ongoing covenants relating to total and secured leverage to capitalization value and minimum EBITDA coverage and unencumbered EBITDA coverage requirements. Payment under the Supplemental Facility can be accelerated if the Company or its general partner, Simon Property Group, Inc., is subject to bankruptcy proceedings or upon the occurrence of certain other events.

A copy of a press release and the Supplemental Facility agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and constitute part of this report.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 19, 2024

99.2	Amended and Restated $3,500,000,000 Credit Agreement dated as of September 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2024

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., its sole General Partner

By:	/s/ Brian J. McDade
Brian J. McDade

Executive Vice President -- Chief Financial Officer

SIMON PROPERTY GROUP, INC.

By:	/s/ Brian J. McDade
Brian J. McDade

Executive Vice President -- Chief Financial Officer